Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-4 of Strive, Inc. of our report dated February 28, 2025, relating to the financial statements of Semler Scientific, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

BDO USA, P.C.
New York, New York

October 10, 2025